                                                                  Exhibit 4.7(i)

                             SUBORDINATION AGREEMENT

            This Subordination Agreement made as of November 30, 2004 between Rogers Wireless Inc. (the "Company") and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), under the Indenture (as defined below) and JPMorgan Chase Bank, N.A., as trustee (the "Senior Debt Trustee") under an indenture dated as of February 20, 2004 between the Company and the Senior Debt Trustee, as trustee for the holders of 6.375% Senior Notes due 2014 of the Company issued under such indenture and outstanding from time to time and constituting Senior Indebtedness (such holders being hereinafter called "holders of Senior Indebtedness").

            WITNESSES THAT WHEREAS:

            A. The Company and the Trustee have entered into an indenture (the "Indenture") dated as of November 30, 2004 providing for the issuance of 8.00% Senior Subordinated Notes due 2012 of the Company (the "Securities"); and

            B. As set forth in the Indenture and in the Securities, the Holders have authorized the execution and delivery by the Trustees of this Agreement on their behalf;

            NOW THEREFORE for value received the parties agree as follows:

            1. DEFINITIONS.

            A capitalized term not defined in this Agreement has the meaning ascribed to such term in the Indenture.

            2. SUBORDINATION.

            The Trustee, under the authority granted to it in the Indenture and on behalf of and as agent for all Holders of outstanding Securities, and the Company hereby covenant with the Senior Debt Trustee in its capacity as trustee that the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities delivered from time to time under the Indenture thereunder are subordinate and subject in right of payment to the prior payment in full of Senior Indebtedness to holders of Senior Indebtedness, in the manner, to the extent and with the same effect as if the terms and provisions of the Indenture were set forth herein.

            3. PAYMENT TO THE COMPANY IN CERTAIN CIRCUMSTANCES.

            Pursuant to Section 1207 of the Indenture, if a holder of Senior Indebtedness or the Senior Debt Trustee shall receive in such capacity any amount under this Agreement and at the time of receipt such holder or the Senior Debt Trustee is not entitled to (whether by reason of maturity, acceleration or otherwise) such amount under the terms of such Senior Indebtedness, then such holder or the Senior Debt Trustee shall turn over such amount to the Company. Any such amount so received by any holder of Senior Indebtedness or the Senior Debt Trustee which such holder or the Senior Debt Trustee is so required to turn over to the Company shall in no circumstances be considered to be a payment on account of such Senior Indebtedness.

            4. BINDING EFFECT AND INUREMENT.

            This Agreement shall be binding upon the successors of the Company and the Trustee, and enure to the benefit of the successors of the Senior Debt Trustee in their capacity as trustees.

            5. NO WAIVER OR AMENDMENT.

            No provision of this Agreement may be waived or amended except by an instrument in writing signed by the party against whom the enforcement of any waiver or amendment is sought.

            6. NO PERSONAL LIABILITY.

            The Trustee and the Senior Debt Trustee make no representation or warranty as to the validity, sufficiency or effect of this Agreement, or as to the authority of the Trustee or the Senior Debt Trustee, as the case may be, to execute or deliver this Agreement. The Trustee and the Senior Debt Trustee shall have no personal responsibility or liability with respect to the covenant contained in Section 2 hereof.

            7. COUNTERPARTS

            This Agreement may be executed on any number of separate counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

            8. GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                                 ROGERS WIRELESS INC.

                                 By:   /s/ M. Lorraine Daly
                                     ------------------------------------
                                     M. Lorraine Daly
                                     Vice-President, Treasurer

                                 By:   /s/ Alan D. Horn
                                     ------------------------------------
                                     Alan D. Horn
                                     Vice-President

                                 JPMORGAN CHASE BANK, N.A.

                                 By:    /s/ Rosa Ciaccia
                                     ------------------------------------
                                     Rosa Ciaccia
                                     Trust Officer

                                 JPMORGAN CHASE BANK, N.A.,
                                 AS SENIOR DEBT TRUSTEE

                                 By:    /s/ Rosa Ciaccia
                                     ------------------------------------
                                     Rosa Ciaccia
                                     Trust Officer